Exhibit 10.1

MEDBOX, INC.

DEBENTURE AMENDMENT AND RESTRICTION AGREEMENT

December 24, 2015

Reference is made to the 10% Convertible Debentures due pursuant to (1) that certain Securities Purchase Agreement dated July 21, 2014 (the “July Purchase Agreement”), as amended and (2) that certain Securities Purchase Agreement dated August 14, 2015 (the “August Purchase Agreement”), and to that certain 10% Convertible Debenture dated July 10, 2015 (each a “Debenture,” in the aggregate, the “Debentures”) issued by Medbox, Inc. (the “Company”) to Redwood Management, LLC, Redwood Fund II LLC, Redwood Fund III Ltd, or RDW Capital, LLC (collectively the “Holders” and each a “Holder”).

WHEREAS, on or about December 24, 2015, the Debentures set forth on Exhibit A hereto were assigned by a Holder to YA Global Master SPV, Ltd. or an affiliate thereof (such Debentures being referred to herein as the “Assigned Debentures” and the Debentures that are not being assigned are referred to herein as the “Retained Debentures”).

The Company and the Holders desire to modify the terms of the Retained Debentures as set forth in this Debenture Amendment and Restriction Agreement (the “Agreement”). Accordingly, the Company and the Holders hereby agree as follows:

1.	Definitions and Interpretation

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Retained Debentures, the July Purchase Agreement, and the August Purchase Agreement.

2.	Amendment of the Debentures

2.1	The parties hereby agree that, with immediate effect from the execution of this Debenture Amendment, each Retained Debenture, shall be amended as follows:

(a)	Section 4(b) of each Retained Debenture is hereby deleted in its entirety and amended to read as follows:

Conversion Price. The conversion price in effect on any Conversion Date shall be equal to the lower of (a) $0.75, subject to adjustment herein (the “Fixed Conversion Price”), or (b) 60 % of the lowest traded price for the 30 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Conversion Date (the resulting pricing being referred to herein as the “Conversion Price”). All such determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Notwithstanding the foregoing, in the event that Hudson Street, LLC or an affiliate thereof has not accepted assignment by Redwood Management, LLC of the Debenture under the Securities Purchase Agreement dated August 14, 2015 between the Company and Redwood Management, LLC in the principal amount of $650,000 by February 1, 2016, then the percentage set forth at the beginning of this paragraph shall be changed from 60% to 55%.

(b)	Section 2(d) of each Retained Debenture is hereby deleted in its entirety and amended to read as follows:

Prepayment. At any time upon ten (10) days written notice to the Holder, the Company may prepay any portion of the principal amount of this Debenture and any accrued and unpaid interest. If the Company exercises its right to prepay the Debenture, the Company shall make payment to the Holder of an amount in cash equal to the sum of the then outstanding principal amount of this Debenture and interest multiplied by 130%. The Holder may continue to convert the Debenture from the date notice of the prepayment is given until the date of the prepayment. Notwithstanding the foregoing, prior to June 15, 2016, the Company shall not prepay more than 50% of the principal amount of this Debenture and any accrued and unpaid interest.

3.	Restriction Agreement

The Holders agree that from December 28, 2015, through and including February 21, 2016 (the “Restriction Period”), no Holder will convert or assign or transfer any of the Retained Debentures. The Holders further agree that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any conversion, assignment or transfer of Retained Debentures in violation hereof. Any subsequent issuance to and/or acquisition by Holder of debentures or Common Stock or options or instruments convertible into Common Stock will be subject to this Section 3. Notwithstanding the foregoing, in the event that the Holder has not by January 25, 2016 assigned to Hudson Street, LLC, or an affiliate thereof the Debenture under the August Purchase Agreement between the Company and Redwood Management, LLC in the principal amount of $650,000, then the restrictions set forth in this Section 3 shall be lifted, and the principal amount of the promissory note described in Section 4 of this Debenture Amendment shall be reduced to $350,000, and interest shall accrue from such date forward on such principal amount at the interest rate set forth thereunder, and any balance of principal shall be deemed to be forgiven and terminated.

4.	Promissory Note

In consideration for the Debenture amendments and the restriction contained in Section 3, the Company shall as of the date hereof issue to Redwood Management, LLC a promissory note in the principal amount of $700,000 in the form and on the terms attached hereto as Exhibit B.

5.	Counterparts and delivery; Conditions

This Debenture Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same agreement.

The effectiveness of this Debenture Amendment and the Promissory Note is conditioned upon complete execution of the Assignment Agreement relating to the Assigned Debentures as set forth in the recitals hereto.

Within the later of ten (10) days following the execution of this Agreement or ten (10) days following the assignment of any Debenture, if applicable, Medbox shall issue to the Holders Debentures representing, in principal amount, the outstanding interest accrued as of the date hereof under the Assigned Debentures. Upon the issuance of such Debentures, each of the original Assigned Debentures shall be automatically deemed terminated with no further action required by any party hereto.

Except as provided in this Agreement, all of the terms and conditions of the Debentures, the July Purchase Agreement, the August Purchase Agreement, and all documents executed in connection therewith shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company and the Holders have caused this Debenture Amendment and Restriction Agreement to be signed by their duly authorized officers.

MEDBOX, INC.

By:	/s/ Jeffrey Goh
Name:	Jeffrey Goh
Title:	President and Interim CEO

REDWOOD MANAGEMENT, LLC

By:	/s/ Gary Rogers
Name:	Gary Rogers
Title:	Manager

RDW CAPITAL, LLC

By:	/s/ John DeNobile
Name:	John DeNobile
Title:	Manager

REDWOOD FUND II, LLC

By:	/s/ Gary Rogers
Name:	Gary Rogers
Title:	Manager

REDWOOD FUND III LTD.

By:	/s/ Gary Rogers
Name:	Gary Rogers
Title:	Manager

EXHIBIT A

ASSIGNED NOTES

CONVERTIBLE DEBENTURES:					ASSIGNED DEBENTURES:
Issuance Date	Date Fully Paid	Assignor	Original Principal Amount	Principal Amount Outstanding	Assignee	Principal Amount Assigned to Assignee	Accrued and Unpaid Interest Assigned to Assignee
August 25, 2014	August 26, 2014	Redwood Fund III, Ltd.	450,000.00	192,020.00	Hudson Street, LLC	192,020.00	0.00
March 27, 2015	March 27, 2015	Redwood Management, LLC	150,000.00	9,600.00	Hudson Street, LLC	9,600.00	0.00
May 7, 2015	May 7, 2015	Redwood Management, LLC	105,000.00	11,400.00	Hudson Street, LLC	11,400.00	0.00
May 8, 2015	May 8, 2015	Redwood Management, LLC	31,500.00	31,500.00	Hudson Street, LLC	31,500.00	0.00
May 15, 2015	May 15, 2015	Redwood Management, LLC	150,000.00	8,316.58	Hudson Street, LLC	8,316.58	0.00
May 22, 2015	May 22, 2015	Redwood Management, LLC	150,000.00	2,468.00	Hudson Street, LLC	2,468.00	0.00
May 29, 2015	May 29, 2015	Redwood Management, LLC	150,000.00	66,070.00	Hudson Street, LLC	66,070.00	0.00
June 19, 2015	June 19, 2015	Redwood Management, LLC	1,000,000.00	68,399.24	Hudson Street, LLC	68,399.24	0.00

Subtotal:				389,773.82		389,773.82	0.00

August 14, 2015	August 14, 2015	Redwood Management, LLC	650,000.00	650,000.00	Hudson Street, LLC	650,000.00	0.00

Total:				$1,039,773.82		$1,039,773.82	$—

EXHIBIT B

FORM OF PROMISSORY NOTE

[See attached.]